UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): January 15, 2016

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Adoption of Incentive Bonus Plan
On January 15, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Maxwell Technologies, Inc. (the “Company”) adopted the Maxwell Technologies, Inc. Incentive Bonus Plan to enable participants to earn annual incentive bonuses based upon achievement of specified financial and strategic performance. The Incentive Bonus Plan is an omnibus short-term incentive bonus plan that allows the Company to award incentive arrangements having such performance goals, performance periods and other terms and conditions as the Committee may from year to year determine appropriate. Awards under this plan may (but are not required to) work in conjunction with the Company’s 2013 Omnibus Equity Incentive Plan (the “2013 Equity Plan”) so as to allow the Company to compensate executive officers with “performance-based compensation” as defined under applicable federal tax laws related to the deductibility of officer compensation. The Incentive Bonus Plan is attached as Exhibit 10.1 to this Form 8-K.
Award of 2016 Short- and Long-Term Incentive Awards
On January 15, 2016, the Committee approved target bonuses under the Incentive Bonus Plan as follows: (i) $500,000 for Dr. Franz Fink, our Chief Executive Officer, and (ii) $225,000 for David Lyle, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary. The 2016 short-term incentive bonus program for each named executive officer consists of three components related to the achievement of performance goals as follows: 40% of the target bonus amount relates to the achievement of a revenue target; 20% of the target bonus amount relates to the achievement of an adjusted EBITDA target; and 40% of the target bonus amount relates to the achievement of certain strategic objectives. The performance goals will be paid out on a sliding scale subject to meeting a minimum threshold performance level. The Company expects that these awards will be paid in shares of its common stock, although the Committee has reserved discretion to instead pay them in cash.
The Committee also approved 2016 long-term incentive awards, to be granted under the Company’s 2013 Equity Plan in the form of restricted stock units, including to its named executive officers. Consistent with prior years, these awards incorporate time-based and performance-based vesting conditions. Specifically, Dr. Fink was granted awards having an aggregate grant value of $1,200,000 and Mr. Lyle was granted awards having an aggregate grant value of $500,000, with the number of shares determined based on a three-month average stock price of $6.49 per share. Each officer’s awards consists of 50% restricted stock units that vest upon completion of four years of service (92,450 shares for Dr. Fink and 38,521 shares for Mr. Lyle) and 50% of performance-based RSUs (92,450 shares for Dr. Fink and 38,521 shares for Mr. Lyle at target achievement) which vest based upon the level of achievement against metrics related to the Company’s market stock price performance compared with the Nasdaq Composite Index over a three-year period (such awards referred to as “Market Stock Units” or “MSUs”). The Committee also approved an additional award for Dr. Fink with a grant value of $300,000 to be granted upon the Committee’s determination of the specific performance vesting goals that will apply to the award. The MSUs are subject to acceleration at target level upon a change in control prior to the end of the three year period and Dr. Fink and Mr. Lyle are each entitled to vesting acceleration of their equity awards under certain other circumstances, as described in more detail in our proxy statements. The form of Market Stock Unit Award Agreement is attached as Exhibit 10.2 to this Form 8-K.
Approval of Maxwell Technologies, Inc. Severance and Change in Control Plan Document
On January 15, 2016, the Committee approved the final the Maxwell Technologies, Inc. Severance and Change in Control Plan (the “Severance Plan”), the general terms, conditions, and participants of which it had previously approved at its meeting on November 4, 2015. The Severance Plan provides for the payment of cash severance, medical insurance premium reimbursements, and outplacement services upon qualifying employment terminations, and additional severance benefits if such qualifying employment terminations occur in connection with a change in control of the Company, as described in the Form 8-K filed on November 10, 2015. In connection with adopting the Severance Plan, the Committee approved amendments to Dr. Fink’s and Mr. Lyle’s employment agreements with the Company, so that their severance and change of control benefits are provided for in their respective agreements rather than under the Severance Plan (as described below).
The final Severance Plan is attached as Exhibit 10.3 to this Form 8-K.

Amendments to CEO and CFO Employment Agreements
On January 15, 2016, as mentioned above, the Committee approved an amendment to Dr. Fink’s employment agreement with the Company, dated April 25, 2014. As amended, Dr. Fink’s employment agreement provides that following a termination without cause not in connection with a change in control, Dr. Fink is entitled to 18 months of base salary and target bonus, pro-rated bonus based on actual performance, and 12 months of medical insurance premium reimbursements. Upon a termination without cause or resignation for good reason in connection with a change in control, Dr. Fink is entitled to 24 months of base salary and target bonus, pro-rated bonus paid at target levels, and 24 months of medical insurance premium reimbursements. In addition, Dr. Fink’s amended agreement provides that the definition of change in control that applies for purposes of his severance benefits is the same as that specified in the Company’s 2013 Equity Plan, as amended, and defines a qualifying employment termination as occurring in connection with a change in control if it occurs within 30 days prior to, or within 24 months after, such a transaction.
The amendment to Dr. Fink’s employment agreement is attached as Exhibit 10.4 to this Form 8-K, and the original employment agreement was filed as Exhibit 10.1 to the Form 8-K filed by the Company on May 1, 2014.
In addition, on January 15, 2016, the Committee approved an amendment of Mr. Lyle’s employment agreement with the Company, dated May 8, 2015. As amended, Mr. Lyle’s employment agreement provides that following a termination without cause not in connection with a change in control, Mr. Lyle is entitled to 12 months of base salary and target bonus, pro-rated bonus based on actual performance, and 12 months of medical insurance premium reimbursements. If such a termination occurs after the first year of Mr. Lyle’s employment, he will receive pro-rated monthly acceleration of his initial stock options and restricted stock unit awards. Upon a termination without cause or resignation for good reason in connection with a change in control, Mr. Lyle is entitled to 18 months of base salary and target bonus, pro-rated bonus paid at target levels, and 12 months of medical insurance premium reimbursements. In addition, Mr. Lyle’s amended agreement provides that the definition of change in control that applies for purposes of his severance benefits is the same as that specified in the Company’s 2013 Omnibus Equity Incentive Plan, as amended, and defines a qualifying employment termination as occurring in connection with a change in control if it occurs within 30 days prior to, or within 24 months after, such a transaction.
The amendment to Mr. Lyle’s employment agreement is attached as Exhibit 10.5 to this Form 8-K, and the original employment agreement was filed as Exhibit 10.2 to the Form 8-K filed by the Company on May 11, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Maxwell Technologies, Inc. Incentive Bonus Plan.
10.2	Form of Market Stock Unit Award Agreement.
10.3	Maxwell Technologies, Inc. Severance and Change in Control Plan.
10.4	Amendment to Employment Agreement between Maxwell Technologies, Inc. and Dr. Franz Fink dated January 15, 2016.
10.5	Amendment to Employment Agreement between Maxwell Technologies, Inc. and Mr. David Lyle dated January 15, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: January 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Maxwell Technologies, Inc. Incentive Bonus Plan.
10.2	Form of Market Stock Unit Award Agreement.
10.3	Maxwell Technologies, Inc. Severance and Change in Control Plan.
10.4	Amendment to Employment Agreement between Maxwell Technologies, Inc. and Dr. Franz Fink dated January 15, 2016.
10.5	Amendment to Employment Agreement between Maxwell Technologies, Inc. and Mr. David Lyle dated January 15, 2016.